Exhibit 99.2

Ekso Bionics Announces Pricing of $11.7 Million Financing

RICHMOND, Calif., April 3, 2017 — Ekso Bionics Holdings, Inc. (NASDAQ:EKSO), a robotic exoskeleton company, today announced that it has entered into definitive agreements with certain institutional investors providing for the purchase and sale of 3,732,356 shares of common stock at a price of $3.14 per share and warrants to purchase up to 1,866,178 shares of common stock with an exercise price of $4.10 per share in a registered direct offering. The warrants will be exercisable six months following the issuance date and will expire five years from the date they become exercisable. The gross proceeds of the offering are expected to be approximately $11.7 million, excluding any proceeds received upon exercise of the warrants. The offering is expected to close on or about April 6, 2017, subject to satisfaction of customary closing conditions.

B. Riley & Co. acted as sole lead placement agent and Craft Capital Management acted as co-placement agent in the offering.

Net proceeds of the offering, after placement and other fees and estimated expenses payable by Ekso Bionics are expected to be approximately $10.9 million. The company intends to use the proceeds for working capital and general corporate purposes.

The securities described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-205168), which was declared effective by the United States Securities and Exchange Commission ("SEC") on May 21, 2015.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Ekso Bionics with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from B. Riley & Co., 11100 Santa Monica Boulevard. Suite 800, Los Angeles, CA 90025, (310) 966-1444.

About Ekso Bionics®

Ekso Bionics is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical, industrial and defense applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe, to providing research for the advancement of R&D projects intended to benefit U.S. defense capabilities. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) estimates or projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Ekso Bionics Media Contact:

Carrie Yamond

917-371-2320

cyamond@lazarpartners.com

Ekso Bionics Investor Contact:

Debbie Kaster

415-937-5403

investors@eksobionics.com